 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 24, 2012

VIRTUAL PIGGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

15 West Highland Avenue Philadelphia, PA	19118
(Address of Principal Executive Offices)	(Zip Code)

(215) 247-5500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

As previously disclosed in Virtual Piggy, Inc.’s (the “Company,” “we,” or “us”) Current Report on Form 8-K dated February 7, 2012 (the “Original 8-K”) , in December 2011, we commenced a private offering (the “Offering”) of up to $5,000,000 of Units (the “Units”), at a purchase price of $0.70 per Unit.  Each Unit consists of: (i) two shares of the Company’s common stock and (ii) a warrant to purchase one share of the Company’s common stock (the “Warrant”).  The Warrant is exercisable for a term of two years at an exercise price of $0.50 per share.

As disclosed in the Original 8-K, as of February 10, 2012, we had issued and sold an aggregate of 2,038,571 Units, consisting of an aggregate of 4,077,142 shares of common stock and Warrants to purchase an aggregate of 2,038,571 shares of common stock, in consideration of gross cash proceeds of $1,427,000.

Between February 11, 2012 and February 29, 2012, we issued and sold an additional 1,618,642 Units in consideration of gross cash proceeds of $1,133,050. As a result, we issued an additional 3,237,285 shares of common stock and Warrants to purchase an additional 1,618,642 shares of common stock.

As of February 29, 2012, we have issued and sold an aggregate of 3,657,213 Units in consideration of gross cash proceeds of $2,560,050. As a result, we have issued an aggregate of 7,314,427 shares of common stock and Warrants to purchase an aggregate of 2,560,050 shares of common stock.

The descriptions of certain terms of the Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Purchase Agreement and Warrant, copies of which were attached to the Original 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The foregoing securities were sold to a limited number of accredited investors, including one of our directors, Kirk Bradley, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder without payment of commissions to any person. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 3.02        Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 1, 2012, Ernest Cimadamore resigned as the Company’s Chief Executive Officer. Mr. Cimadamore will continue to serve as Secretary and as a member of the Board of Directors of the Company.

Effective as of March 1, 2012, Jo Webber was appointed as the Company’s Chief Executive Officer. Dr. Webber is 48 years old. She has served as the chairperson of the Company’s Board of Directors since 2008. Dr. Webber is an experienced software executive who has spent her career providing software technology to many corporations. From 2006 through 2011, she served as the chief executive officer and as a member of the board of directors of Energy Solutions International Inc., a provider of complex software solutions for the world's major energy companies. During her tenure at Energy Solutions International, she led the company through two strategic acquisitions, one of which involved the acquisition of a division of a public company and the other, which involved the acquisition of a private company. Prior to joining Energy Solutions International, from 2004 to 2005, she served as vice president at Thermo Informatics (NYSE: TMO).  From 2001 to 2004, Dr. Webber served as president and chief executive officer of InnaPhase Corporation, a supplier of laboratory information management systems to the pharmaceutical and biotechnology markets, until it was acquired by Thermo Electron. Dr. Webber earned a doctorate in quantum physics and a Bachelor of Science degree in applied chemistry from the University of Nottingham Trent in the United Kingdom in 1986 and 1990, respectively. Dr. Webber is a Chartered Chemist and a Fellow of the Royal Society of Chemistry. She serves on the boards of Maxwell Systems, a provider of construction accounting software applications, and Octagon Research, a clinical R&D software and services provider. On March 1, 2012, the Company issued a press release announcing the appointment of Dr. Webber as Chief Executive Office. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 13, 2012)
10.2	Form of Warrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 13, 2012)
99.1	Press release dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: March 1, 2012	By:	/s/ Jo Webber
Jo Webber
Chief Executive Officer